Exhibit 99.1

BioDelivery Sciences Announces Completion of Enrollment

in Pivotal Pharmacokinetic Study of BEMA Buprenorphine/Naloxone Compared to Suboxone

Results on target to be released in September

RALEIGH, N.C. – August 20, 2012 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced that enrollment and the clinical portion of the pivotal pharmacokinetic study for BEMA Buprenorphine/Naloxone (BNX) for the treatment of opioid dependence has been completed.

As agreed with the U.S. Food and Drug Administration (FDA) in February 2012, the study, referred to as BNX-103, was designed to compare the relative bioavailability of buprenorphine and naloxone from BNX with the reference product Suboxone. Meeting those requirements will represent a positive outcome of that study. All subjects have been dosed and the analytical work (i.e., plasma sample analysis) is in process. BDSI expects to report results from this pivotal pharmacokinetic study before the end of September.

The open-label safety study, which is the last clinical requirement for this program, is expected to complete by year-end. Availability of the necessary product stability data for BNX in the first quarter of 2013 will be followed by submission of the NDA in the second quarter.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and addiction. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation with naloxone for the treatment of opioid dependence. BEMA Buprenorphine for chronic pain is licensed on a worldwide basis to Endo. BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYLTM is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the conference presentation described herein, and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, with respect to timing and prospects for the clinical development program for BEMA Buprenorphine/Naloxone) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Brian Korb

Senior Vice President

The Trout Group LLC

(646) 378-2923

bkorb@troutgroup.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com